First PacTrust Bancorp, Inc. Names Steven A. Sugarman Chief Executive Officer; Robert M. Franko Named Chief Executive Officer of PacTrust  Bank

IRVINE, Calif., September 21, 2012 – First PacTrust Bancorp, Inc. (NASDAQ: BANC) (“First PacTrust”), the holding company for PacTrust Bank and Beach Business Bank, today announced the appointment of Steven A. Sugarman as Chief Executive Officer. Mr. Sugarman, who joined First PacTrust as a Director in November 2010, had been co-CEO since mid-August.

The company also announced the appointment of Robert M. Franko as Chief Executive Officer of Pacific Trust Bank. Mr. Franko continues to also serve as President of First PacTrust and CEO of Beach Business Bank.

The new appointments, effective today, occurred concurrently with the resignation of Gregory A. Mitchell as an officer and director of First PacTrust and its subsidiaries and affiliates. Mr. Mitchell, who joined First PacTrust in November 2010, had been co-CEO with Mr. Sugarman for the last month.

First PacTrust Chairman Timothy R. Chrisman stated, “We are thrilled to have Steven Sugarman and Bob Franko lead our organization forward. Steve has been key to setting and executing our strategic plan over the past two years and has the full support of the Board to lead the next phase of our growth. Bob’s deep commercial banking experience and strong operational excellence has convinced the Board that he is the ideal leader for our banks. He will be focusing on integrating our banking assets into a single commercial bank, thereby realizing numerous financial and strategic synergies. We thank Greg for all his efforts on behalf of First PacTrust.”

Mr. Sugarman, who serves as Chairman of the Board’s Strategic Planning Committee, said, “Since November 2010, First PacTrust has successfully built and acquired the strategic assets and scale necessary to be Southern California’s bank of choice for entrepreneurs, small business owners and their families. The banks are now approaching $2.2 billion in assets, including our announced acquisition of The Private Bank of California. With the clarity that comes with today’s board actions, First PacTrust will begin the next phase of its strategic plan. This will center on the integration of our assets and operations across our banks into a single, full-service commercial bank with increased profitability, increased capabilities and enhanced systems.”

Mr. Franko added, “I am excited to expand my role of CEO to both of First PacTrust’s bank subsidiaries. This will enable me to accelerate the process of integrating the institutions and enhancing our commercial banking capabilities. I have enjoyed working with Greg, Steve and the incredibly talented team at PacTrust Bank over the past year and am eager to continue to execute our strategic plan.”

Mr. Mitchell stated, “Having worked with Steven Sugarman and Bob Franko for the last couple of years, it is clear to me that they possess the knowledge and vision needed to lead First PacTrust Bancorp into the future.”

Mr. Mitchell continued, “By every metric – capital, asset quality, management, earnings and liquidity – the company is strong and well positioned, both financially and strategically. As a result of the Company’s strong current position, it became clear to me that this was the perfect time for me to step away and pursue personal goals. I want to express my gratitude and personal thanks to all the employees who have entrusted me with the responsibility to lead First PacTrust’s reorganization over the past two years. I am proud of the work they have done and continue to do for all our shareholders.”

Mr. Sugarman, an attorney with degrees from Dartmouth College and Yale Law School, is the founder and Chief Executive Officer of COR Capital LLC, a Southern California-based investment firm. Previously, he co-founded a $2 billion investment advisory firm focused on public equities and worked as a management consultant at McKinsey & Company and an investment advisor at Lehman Brothers.

Mr. Franko is Chief Executive Officer of Beach Business Bank, which he founded in 2003. During a 30-year career, he has headed the $10 billion Personal Trust and Investments Division of City National Bank; served as Executive Vice President and Chief Financial Officer of Imperial Bancorp (NYSE: IMP), a $4-billion-plus bank holding company and Chairman and Chief Executive Officer of Imperial Trust Company; and was Chief Financial Officer of Canary Wharf Development Co., which built the world’s largest real-estate development, a 12-million-square-foot office and retail complex.

Mr. Mitchell will continue to serve First PacTrust as a consultant to the company for a period of up to six months.

About First PacTrust Bancorp

Based in Irvine, Calif., First PacTrust Bancorp, Inc. is the $1.6-billion multi-bank holding company of PacTrust Bank and Beach Business Bank, which together operate 19 banking offices in Los Angeles, Orange, San Diego and Riverside counties, and 23 loan production offices in California, Arizona, Oregon and Washington.  PacTrust Bank gives customers convenient account access choices through 30,000 surcharge-free ATM locations nationwide, as well as mobile, online and telephone banking.  In addition to providing a full range of consumer and business deposit and loan services, PacTrust is one of the few institutions that offer free checking, maintaining a client focused reputation built on its four core principles of service, choice, value and trust. Beach Business Bank provides a full range of deposit and loan services tailored to meet the needs of small-to-mid-sized businesses, professionals and individuals. Beach Business Bank also has a division named The Doctors Bank®, which serves physicians and dentists nationwide. Additionally, Beach Business Bank provides loans to small businesses based on SBA lending programs.

Forward-Looking Statements

This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in First PacTrust Bancorp Inc.’s (“First PacTrust”) filings with the Securities and Exchange Commission (the “SEC”). Risks and uncertainties related to First PacTrust include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement with The Private bank of California; (2) the outcome of any legal proceedings that may be instituted against First PacTrust or Private Bank of California; (3) the inability to complete the transactions contemplated by the definitive agreement due to the failure to satisfy conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction, or the recently completed Gateway Business Bank and Beach Business Bank acquisitions, may disrupt current plans and operations, and the potential difficulties in employee retention as a result of those transaction; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Investor Relations Inquiries:

First PacTrust Bancorp, Inc.

Richard Herrin, 949-236-5300

Source: First PacTrust Bancorp